EXHIBIT 99.1

Investor Contact: Nate Swanson 925-452-3156 e-mail: nswanson@taleo.com	Media Contact: Jaime Spuhler 904-493-8851 e-mail: jspuhler@taleo.com

Taleo Delivers Strong Third Quarter Results

Posts Record Revenue of $50.7 Million
Generates $13.6 Million in Cash Flow from Operations
Adds More than 40 New Performance Management Customers
Increases Sales Across Enterprise Segment for Full Talent Management Suite of Solutions

DUBLIN, CA, October 28, 2009 -- Taleo Corporation (NASDAQ: TLEO), the leading provider of on demand talent management solutions, today announced its financial results for the quarter ended September 30, 2009.

Summary quarterly highlights:

--  GAAP revenues of $50.7 million for the third quarter of 2009, an increase of 9% year-over-year.
--  GAAP application revenue increased to $44.9 million, growth of 20% year-over-year and 5% quarter-over-quarter.
--  GAAP net loss of $(1.1) million or $(0.04) per share.
--  Non-GAAP net income of $6.7 million, or $0.20 per fully diluted share.
-- Cash flow from operations of $13.6 million; total year-to-date cash flow from operations increases to $30.1 million.
--  Signed 167 new customers, including 17 new Taleo Enterprise customers and 150 new Taleo Business Edition customers.
--  Closed 7 large enterprise deals with annual contract values in excess of $250,000.
--  Signed more than 40 new performance management customers across both enterprise and SMB segments, increasing the company’s total performance management customer base to more than 160.
--  Announced an agreement to acquire the remaining shares of strategic partner Worldwide Compensation, Inc.
--  Launched the Talent Grid ‘cloud community’ set of online exchanges to the market, and announced plans to deliver Taleo 10 in the fourth quarter of 2009.

"Strategic talent management is driving innovation, growth and business success for companies of all sizes," said Michael Gregoire, Taleo Chairman and CEO. "Those that are locking in their growth plans for 2010 are choosing Taleo to transform how they optimize their businesses by using the most advanced talent management system, Taleo. An example of this is Harris Teeter, the grocery store chain, which standardized their recruiting on Taleo in Q2 2008, and based on the positive impact on their business, expanded their use of Taleo this quarter."

Significant achievements included:

--  Acquired 17 new enterprise customers, and closed 7 large enterprise deals with annual contract values in excess of $250,000. New enterprise customers include: Cognizant Technology Solutions, Shaw Industries, U.S. Cellular, Lifespan, Xcel Energy, Itron, Atmos Energy, and Centegra Health System.
--  Signed 150 new small and medium-sized customers. Taleo Business Edition, a talent management solution targeted at companies with less than 5,000 employees, now has more than 3,500 customers. New Taleo Business Edition customers include: Skymall, Medical Management Resource Group, Wesley Homes, vCustomer Corp., RQ Construction, Lakeside Schools, TIB Bank, Talyst and Communications Infrastructure Group.
--  Received Human Resource Executive magazine's Product of the Year award for Taleo Perform, the company's performance management solution for small-to-medium sized businesses.
--  Continued momentum in enterprise talent management suite sales. Sales this quarter included both new and existing customers, with several long-standing Taleo recruiting customers choosing to power their talent management initiatives with Taleo’s performance management solutions and new customer Penske Truck Leasing selecting Taleo to start with a unified offering.
--  Strong quarter in new performance management deals across both enterprise and SMB segments. Taleo now has more than 160 performance management customers, up from roughly 120 at the end of the second quarter of 2009. New enterprise performance management customers include: RSC Equipment Rental, SavaSeniorCare, Talisman Energy and a Fortune 500 customer closed through IBM.
--  Hosted its annual user conference, Taleo WORLD, in Las Vegas to its largest audience of customers, prospects, partners and industry influencers.
--  Announced plans to deliver to market a complete Talent Management suite of solutions for enterprise and small-to-medium sized businesses, called Taleo 10. The enterprise solution includes a unified interface across all components, and new capabilities in recruiting, development planning, and also mobile/social networking enablement. The SMB solution will add compensation management functionality. Taleo 10 is expected to be generally available in the fourth quarter of 2009.
--  Launched the Talent Grid to offer customers and partners online access to a broad collection of talent management domain expertise.  The Talent Grid is comprised of the Knowledge Exchange, providing an online customer community for best practices; the Solution Exchange, providing a wide range of partner solutions; and the Talent Exchange, providing a global network of candidates and careers.
--  Announced plans to acquire the remaining shares of strategic partner Worldwide Compensation, Inc., adding best-in-class compensation management functionality to our suite of unified talent management applications.
--  Continued to achieve Vurv customer conversions and commitments to convert to Taleo. Recent Vurv customers committing to Taleo include: Northrup Grumman, Perot Systems, Magellan Health Services, Adventist Health System, United Stationers, Harland Clarke and Total System Services.

Taleo delivered the following financial results:

Revenue: Total revenue for the third quarter was $50.7 million, representing an increase of 9% on a year-over-year basis. Application revenue for the third quarter was $44.9 million, an increase of 20% on a year-over-year basis.

Net Income (Loss) and Net Income (Loss) Per Share to Common Stockholders: Net loss was $(1.1) million for the third quarter, compared to a net loss of $(5.9) million for the same period last year. Net loss includes $3.6 million in amortization expense related to the acquisition of Vurv, stock-based compensation expense of $3.1 million and $1.1 million of other expense related to the write-off of the Worldwide Compensation purchase option. Net loss per share was $(0.04) for the third quarter of 2009 based on 30.9 million weighted average shares outstanding compared to a net loss per share of $(0.20) for the same period in 2008 based on 29.4 million weighted average shares outstanding.

Non-GAAP Net Income and Non-GAAP Net Income Per Share: Non-GAAP net income was $6.7 million for the third quarter of 2009, compared to non-GAAP net income of $5.1 million in the same period last year. Non-GAAP net income includes amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Vurv acquisition, and excludes stock-based compensation expense, amortization of acquired intangibles, restructuring and severance expense and the write-off of the Worldwide Compensation purchase option.  Non-GAAP net income per fully diluted share was $0.20 for the third quarter of 2009 based on 33.9 million weighted average shares outstanding compared to non-GAAP net income per fully diluted share of $0.15 for the same period in 2008 based on 33.3 million weighted average shares outstanding.

Conference Call Details

The company will issue a pre-recorded webcast and transcript of prepared remarks regarding the quarter at 1:30pm PDT (4:30pm EDT), both of which will be available on the Investor Relations section of www.taleo.com. The company will then host a live Q&A call at 2:30pm PDT (5:30pm EDT), with Michael Gregoire, Chairman and CEO, and Katy Murray, CFO. This call will also be available via webcast on the Investor Relations section of www.taleo.com.

About Taleo

Taleo Corporation (NASDAQ: TLEO) is the leading global provider of on-demand, unified talent management software solutions. Our goal is to help our customers improve business results through better talent management. We offer recruiting, performance management, compensation, internal mobility, onboarding, analytics and other software solutions that help our customers attract and retain high quality talent, more effectively match workers’ skills to business needs, reduce the time and costs associated with manual and inconsistent processes, ease the burden of regulatory compliance, and increase workforce productivity through better alignment of workers’ goals and career plans with corporate objectives.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Taleo's future financial performance, new product development, the release of Taleo 10, market growth, the demand for Taleo's solutions, the impact of Taleo's acquisition of Vurv, and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part II, Item 1A of Taleo's Quarterly Report on Form 10-Q/A, for the period ending June 30, 2009, as filed with the SEC on October 27, 2009, and in other reports filed by Taleo with the SEC.

Non-GAAP Financial Measures

Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP net income and non-GAAP net income per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo's ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo's industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP revenue discussed above includes amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Vurv acquisition, and other non-GAAP measures include amounts excluded from GAAP revenue due to the write down of the deferred revenue associated with purchase accounting for the Vurv acquisition and exclude costs associated with the restatement-related revenue review, stock-based compensation expense, amortization of acquired intangibles, restructuring and severance expense, non-cash tax valuation adjustment and non-cash income tax audit settlement. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

A historical reconciliation of GAAP to non-GAAP financial measures for past periods can be located on the investor relations section of www.taleo.com (see www.taleo.com — About Taleo — Investor Relations — Restated Financials GAAP & Non-GAAP Reconciliation, and  www.taleo.com — About Taleo — Investor Relations — Quarterly Report to Restated Financials GAAP & Non-GAAP Reconciliation).

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS		As restated
Current assets:
Cash and cash equivalents	$76,513	$49,462
Restricted cash	617	521
Accounts receivable, net	46,155	49,167
Prepaid expenses and other current assets	10,622	10,977
Investment credits receivable	6,973	6,087
Total current assets	140,880	116,214

Property and equipment, net	24,198	25,250
Restricted cash	210	515
Goodwill	91,027	91,626
Other intangibles, net	34,116	44,802
Other assets	5,470	4,782
Total assets	$295,901	$283,189

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$21,094	$24,877
Deferred revenue - application services and customer deposits	55,714	54,421
Deferred revenue - consulting services	16,841	16,221
Capital lease obligation, short-term	573	1,101
Total current liabilities	94,222	96,620

Long-term deferred revenue - application services and customer deposits	631	777
Long-term deferred revenue - consulting services	12,424	9,594
Other liabilities	4,239	3,258
Capital lease obligation, long-term	162	519
Total liabilities	111,678	110,768

Stockholders' equity:
Capital stock	-	-
Additional paid-in capital	264,224	250,168
Accumulated deficit	(81,622)	(78,322)
Treasury stock	(543)	-
Accumulated other comprehensive income	2,164	575
Total stockholders' equity	184,223	172,421
Total liabilities and stockholders' equity	$295,901	$283,189

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue:		As restated		As restated
Application	$44,870	$37,469	$128,988	$98,362
Consulting	5,866	9,177	18,924	22,015
Total revenue	50,736	46,646	147,912	120,377

Cost of revenue (note 1):
Application	9,838	9,106	28,620	21,690
Amortization of acquired intangibles	761	760	2,281	831
Total cost of application revenue	10,599	9,866	30,901	22,521
Consulting	6,203	7,245	18,758	18,607
Total cost of revenue	16,802	17,111	49,659	41,128

Gross profit	33,934	29,535	98,253	79,249

Operating expenses (note 1):
Sales and marketing	13,671	13,844	41,103	36,289
Sales - amortization of acquired intangibles	2,810	2,035	8,433	2,182
Research and development	8,666	8,444	26,138	22,948
General and administrative	8,486	9,430	25,742	23,147
Restructuring and severance	-	1,330	-	1,611
Total operating expenses	33,633	35,083	101,416	86,177

Income / (loss) from operations	301	(5,548)	(3,163)	(6,928)

Other income / (expense):
Interest income	52	261	246	1,556
Interest expense	(42)	(58)	(130)	(144)
Worldwide Compensation purchase option write-off	(1,084)	-	(1,084)	-
Total other income / (expense)	(1,074)	203	(968)	1,412

Loss before provision / (benefit) for income tax	(773)	(5,345)	(4,131)	(5,516)

Provision / (benefit) for income taxes	329	561	(831)	89

Loss attributable to Class A common stockholders	$(1,102)	$(5,906)	$(3,300)	$(5,605)

Loss per share attributable to Class A common stockholders - basic and diluted	$(0.04)	$(0.20)	$(0.11)	$(0.21)

Weighted average Class A common shares - basic and diluted	30,883	29,388	30,540	26,818

NOTES

1. Includes stock-based compensation expense
Application cost of revenue	$189	$158	$480	$428
Consulting cost of revenue	346	252	875	704
Cost of revenue subtotal	535	410	1,355	1,132

Sales and marketing operating expense	846	858	2,178	2,470
Research and development operating expense	441	380	1,114	1,071
General and administrative operating expense	1,241	1,354	3,518	3,795
Operating expense subtotal	2,528	2,592	6,810	7,336

Total stock-based compensation expense	$3,063	$3,002	$8,165	$8,468

Taleo Corporation
Condensed Consolidated Statements of Operations (Continued)
(All amounts in thousands except per share data)

Reconciliation of GAAP net loss and non-GAAP net income:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		As restated		As restated

GAAP net loss reported above	$(1,102)	$(5,906)	$(3,300)	$(5,605)
Add back:

Revenue
Non-GAAP application revenue	53	3,619	825	3,619
Non-GAAP service revenue	-	233	13	233
Total Non-GAAP revenue	53	3,852	838	3,852

Expenses
Revenue review expense	-	-	1,631	-
Stock-based compensation expense	3,063	3,002	8,165	8,468
Amortization of acquired intangibles	3,571	2,795	10,714	3,013
Restructuring and severance expense	-	1,330	-	1,611
Non-cash tax valuation adjustment	-	-	-	(332)
Non-cash income tax audit settlement	-	-	(1,335)	-
	6,634	7,127	19,175	12,760

Other Expense - Worldwide Compensation purchase option write-off	1,084	-	1,084	-

Non-GAAP net income	$6,669	$5,073	$17,797	$11,007

Non-GAAP net income per share
Basic	$0.22	$0.17	$0.58	$0.41
Diluted	$0.20	$0.15	$0.55	$0.36

Reconciliation of basic and fully diluted share count:
Basic	30,883	29,388	30,540	26,818
Add: Weighted Average - Series B common stock	-	462	-	495
Weighted Average - options and unreleased restricted stock	2,715	2,940	1,390	2,954
Weighted Average - Vurv escrow shares	300	478	418	160
Diluted	33,898	33,268	32,348	30,427

Taleo Corporation
Condensed Consolidated Statement of Cash Flows
(All amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2009	2008

		As restated
Cash flows from operating activities:
Net loss	$(3,300)	$(5,605)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,581	10,582
Loss on disposal of fixed assets	17	-
Amortization of tenant inducements	(114)	(114)
Tenant inducements from landlord	6	-
Stock-based compensation expense	8,165	8,468
Director fees settled with stock	186	172
Worldwide Compensation purchase option write-off	1,084	-
Bad debt expense	704	259
Changes in working capital accounts:
Accounts receivable	2,248	(4,539)
Prepaid expenses and other assets	(845)	(2,483)
Investment credit receivable	(112)	(2,055)
Accounts payable and accrued liabilities	(2,744)	(3,413)
Deferred revenue & customer deposits	4,175	12,412
Net cash provided by operating activities	30,051	13,684
Cash flows from investing activities:
Purchases of property and equipment	(7,720)	(5,853)
Restricted cash - decrease	210	210
Purchase of investment	-	(2,498)
Acquisition of business, net of cash acquired	-	(49,646)
Net cash used in investing activities	(7,510)	(57,787)
Cash flows from financing activities:
Principal payments on loan and capital lease obligations	(1,376)	(344)
Treasury stock acquired to settle employee withholding liability	(661)	(791)
Excess tax benefit from stock options	257	-
Proceeds from stock options exercised and ESPP shares	5,566	8,221
Net cash provided by financing activities	3,786	7,086
Effect of exchange rate changes on cash and cash equivalents	724	(114)
Increase in cash and cash equivalents	27,051	(37,131)
Cash and cash equivalents:
Beginning of period	49,462	86,135
End of period	$76,513	$49,004
Supplemental cash flow disclosures:
Cash paid for interest	$54	$33
Cash paid for income taxes	$273	$207
Supplemental disclosure of non-cash financing and investing activities:
Property and equipment purchases included in accounts payable and accrued liabilities	$1,530	$2,691
Class B common stock exchanged for Class A common stock	$-	$96
Stock and stock options issued in connection with Vurv acquisition	$-	$75,189

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